Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Cherokee International Corporation (the “Company”) for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey M. Frank, as Chief Executive Officer of the Company, and Van Holland, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey M. Frank
Name: Jeffrey M. Frank
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2004

/s/ Van Holland
Name: Van Holland
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 12, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Cherokee International Corporation and will be retained by Cherokee International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.